UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2005

AMERICA’S CAR-MART, INC.

(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0851141
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1501 Southeast Walton Blvd., Suite 213, Bentonville, Arkansas 72712
(Address of principal executive offices, including zip code)

(479) 464-9944
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

Item 8.01. Other Events.

On July 7, 2005, T.J. (“Skip”) Falgout, III, Chairman and CEO of America’s Car-Mart, Inc. (the “Company”), adopted a personal trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Falgout has advised the Company that the purpose of his 10b5-1 plan is to achieve diversification and liquidity in his financial portfolio.

Written predetermined trading plans adopted in accordance with the terms of Rule 10b5-1(c) of the Exchange Act permit officers and directors of public companies to buy or sell specified amounts of their company’s stock at future dates regardless of any material nonpublic information they may receive after adopting the plan. An officer or director may only enter into a Rule 10b5-1 plan while he or she is not in possession of any material, nonpublic information and may use the plan to gradually diversify his or her investment portfolio over a period of time.

Mr. Falgout’s Rule 10b5-1 plan authorizes his stockbroker to sell up to 2,500 shares of the Company’s common stock per month, subject to market conditions. The plan became effective on July 7, 2005 and expires on June 30, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.
Date: July 12, 2005	/s/ Mark D. Slusser
Mark D. Slusser
Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)